     As filed with the Securities and Exchange Commission on June __, 2000

                                                      REGISTRATION NO. 333-61461
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               ORTHALLIANCE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               95-463213
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503
   (Address, including zip code, of registrant's principal executive offices)

                               ORTHALLIANCE, INC.
                       1997 ORTHODONTIST STOCK OPTION PLAN
                              (Full title of plan)

                                  SAM WESTOVER
                             CHIEF EXECUTIVE OFFICER
                      21535 HAWTHORNE BOULEVARD, SUITE 200
                           TORRANCE, CALIFORNIA 90503
                                 (310) 792-1300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                           MICHAEL J. O'SULLIVAN, ESQ.
                           MUNGER, TOLLES & OLSON LLP
                       355 SOUTH GRAND AVENUE, SUITE 3500
                       LOS ANGELES, CALIFORNIA 90071-1560
                                 (213) 683-9100

                         CALCULATION OF REGISTRATION FEE



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                                                        Proposed
                                      Proposed          Maximum
Title of                              Maximum           Aggregate
Securities To Be    Amount To Be      Offering Price    Offering          Amount of
Registered          Registered (1)    Per Share(2)      Price(2)       Registration Fee
-------------------------------------------------------------------------------------------
Class A Common      200,000            (2)              $1,245,196.49     $328.74
Stock, par value
$.001 per share
-------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of OrthAlliance, Inc.


(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average price of the total of
        (i) options previously granted for 2,365 shares of Class A Common Stock (the "Common Stock") under the 1997 Orthodontist Stock Option Plan (the "Plan") at an exercise price of $7.825 per share, (ii) options previously granted for 619 shares of Common Stock pursuant to the Plan at an exercise price of $7.725 per share, (iii) options previously granted for 2,246 shares of Common Stock pursuant to the Plan at an exercise price of $7.713 per share, (iv) options previously granted for 646 shares of Common Stock pursuant to the Plan at an exercise price of $7.70 per share, (v) options previously granted for 2,213 shares of Common Stock pursuant to the Plan at an exercise price of $7.613 per share, (vi) options previously granted for 378 shares of Common Stock pursuant to the Plan at an exercise price of $7.688 per share, (vii) options previously granted for 1,913 shares of Common Stock pursuant to the Plan at an exercise price of $7.5375 per share, (viii) options previously granted for 1,890 shares of Common Stock pursuant to the Plan at an exercise price of $7.475 per share, (ix) options previously granted for 1,648 shares of Common Stock pursuant to the Plan at an exercise price of $7.40 per share, (x) options previously granted for 12,813 shares of Common Stock pursuant to the Plan at an exercise price of $7.35 per share, (xi) options previously granted for 1,637 shares of Common Stock pursuant to the Plan at an exercise price of $7.3375 per share, (xii) options previously granted for 851 shares of Common Stock pursuant to the Plan at an exercise price of $7.325 per share, (xiii) options previously granted for 1,972 shares of Common Stock pursuant to the Plan at an exercise price of $7.25 per share, (xiv) options previously granted for 6,722 shares of Common Stock pursuant to the Plan at an exercise price of $7.025 per share, (xv) options previously granted for 1,023 shares of Common Stock pursuant to the Plan at an exercise price of $6.825 per share, (xvi) options previously granted for 4,109 shares of Common Stock pursuant to the Plan at an exercise price of $6.788 per share, (xvii) options previously granted for 9,002 shares of Common Stock pursuant to the Plan at an exercise price of $6.7375 per share, (xviii) options previously granted for 366 shares of Common Stock pursuant to the Plan at an exercise price of $6.65 per share, (xix) options previously granted for 7,002 shares of Common Stock pursuant to the Plan at an exercise price of $6.35 per share, (xx) options previously granted for 1,165 shares of Common Stock pursuant to the Plan at an exercise price of $6.2625 per share, (xxi) options previously granted for 830 shares of Common Stock pursuant to the Plan at an exercise price of $6.2375 per share, (xxii) options previously granted for 555 shares of Common Stock pursuant to the Plan at an exercise price of $6.175 per share, (xxiii) options previously granted for 1,615 shares of Common Stock pursuant to the Plan at an exercise price of $5.975 per share, and (xxiv) the average of the high and low sales prices per share reported on the Nasdaq National Market on May 31, 2000 for the 136,420 shares of Common Stock for which options have not been granted under the Plan.


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


                           INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by OrthAlliance, Inc. (the "Registrant") under registration number 333-61461 with respect to the securities offered pursuant to the Registrant's 1997 Orthodontist Stock Option Plan (the "Plan") are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:



Exhibit      Description
-------      -----------

4.3          OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, as amended.

5.1 Opinion of Munger, Tolles & Olson LLP regarding legality of shares being registered.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 2nd day of June, 2000.


                                            ORTHALLIANCE, INC.


                                            By:  /s/ Sam Westover
                                                ------------------------------
                                            Sam Westover
                                            Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Westover, James C. Wilson and Paul H. Hayase and each of them, a true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.




Signature                    Title                                    Date
---------                    -----                                    ----

/s/ Sam Westover             President, Chief Executive           June 2, 2000
---------------------        Officer and Director
Sam Westover                 (Principal Executive Officer)


/s/ James C. Wilson          Chief Financial Officer              June 2, 2000
----------------------       (Principal Financial and
James C. Wilson              Accounting Officer)


/s/ W. Dennis Summers        Chairman of the Board                June 2, 2000
----------------------
W. Dennis Summers



                             Director                            June __, 2000
----------------------
Randall K. Bennett



/s/ Larry D. Dormois         Director                            June  2, 2000
----------------------
Larry D. Dormois


/s/ Douglas D. Durbin        Director                            June  2, 2000
----------------------
Douglas D. Durbin


/s/ G. Harry Durity          Director                            June  2, 2000
----------------------
G. Harry Durity


                             Director                            June __, 2000
----------------------
Raymond G.W. Kubisch


                             Director                            June __, 2000
----------------------
Craig L. McKnight


                             Director                            June __, 2000
-----------------------
Stephen G. Tracey

                                  EXHIBIT INDEX



EXHIBIT        DESCRIPTION                                                  PAGE
-------        -----------                                                  ----
4.3            OrthAlliance, Inc. 1997 Orthodontist Stock Option Plan, as
               amended.

5.1 Opinion of Munger, Tolles & Olson LLP regarding legality of shares being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Munger, Tolles & Olson LLP (included in Exhibit
               5.1).

24.1           Power of Attorney (included on signature page).